UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) March 20, 2006
VISTEON CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-15827	38-3519512
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Village Center Drive, Van Buren Township, Michigan	48111
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (800)-VISTEON
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement
SIGNATURE

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS
Item 1.02. Termination of a Material Definitive Agreement.
     On March 20, 2006, Visteon Corporation (“Visteon”) provided written notice of termination of the service agreement between Dr. Heinz Pfannschmidt, Visteon’s Executive Vice President and President, Europe & South America, and Visteon International Business Development, Inc., Visteon’s indirect wholly-owned subsidiary (“VIBDI”), and notice of its intention to seek the approval of the termination of the employment contract between Dr. Pfannschmidt and Visteon Holdings GmbH, Visteon’s indirect wholly-owned subsidiary (“VHG”). Pursuant to the terms of the service agreement, VIBDI will continue to pay Dr. Pfannschmidt his current compensation otherwise payable under the service agreement for up to twenty-four (24) months following the date of the notice of termination (the “Notice Period”), which Dr. Pfannschmidt may elect to receive in a single lump sum payment or in installments. At the end of the Notice Period, Dr. Pfannschmidt will have the option to elect early retirement under his existing pension arrangement with VHG.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISTEON CORPORATION
Date: March 22, 2006	By:	/s/ John Donofrio
John Donofrio
Senior Vice President and General Counsel